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                                                                    EXHIBIT 1(d)


                            CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                      MERCURY ASSET MANAGEMENT MASTER TRUST


           MERCURY ASSET MANAGEMENT MASTER TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.), does hereby certify that:

           1. Name. The name of the business trust (hereinafter called the "Trust") is MERCURY ASSET MANAGEMENT MASTER TRUST.

           2. The Certificate of Trust of the Trust is hereby amended by changing paragraph 5 to read in its entirety:

           The Trust consists of seven portfolios, known as Mercury Master Pan-European Growth Portfolio, Mercury Master International Portfolio, Mercury Master Japan Capital Portfolio, Mercury Master Emerging Economies Portfolio, Mercury Master Gold and Mining Portfolio, Mercury Master Core U.S. Growth Portfolio and Mercury Master Portfolio 7.

           4. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

           IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Amendment as of July 16, 1998.


                                         /s/  Robert E. Putney, III
                                         ---------------------------------------
                                         Robert E. Putney, III, Sole Trustee, as
                                         Trustee and not individually